Exhibit (a)(6)

CERTIFICATE

The undersigned hereby certifies that she is the Secretary of Morgan Stanley Institutional Liquidity Funds (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust duly adopted by the Trustees of the Trust on September 25, 2019 as provided in Section 9.3 of the Declaration of Trust of the Trust, said Amendment to take effect on October 31, 2019, and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

Dated this 30th day of September, 2019

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

AMENDMENT

Dated:               September 25, 2019

To be Effective: October 31, 2019

TO

MORGAN STANLEY INSTITUTIONAL LIQUIDITY FUNDS

DECLARATION OF TRUST

DATED

February 13, 2003

AMENDMENT TO THE DECLARATION OF TRUST OF

MORGAN STANLEY INSTITUTIONAL LIQUIDITY FUNDS

WHEREAS, Morgan Stanley Institutional Liquidity Funds (the “Trust”) was established by the Declaration of Trust dated February 13, 2003, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 9.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders to change the name of the Trust or any Series or classes of Shares; and

WHEREAS, the Trustees of the Trust have deemed it advisable to redesignate the Money Market Portfolio, a Series of the Trust, as the ESG Money Market Portfolio, such change to be effective on October 31, 2019;

NOW, THEREFORE:

1. The Declaration is hereby amended to redesignate the Money Market Portfolio, a Series of the Trust, as the “ESG Money Market Portfolio.”

2. The second paragraph of Section 6.1 is hereby amended so that it shall read in its entirety as follows:

The Trustees hereby establish and designate the following seven Series of Shares of the Trust: ESG Money Market Portfolio, Prime Portfolio, Government Portfolio, Government Securities Portfolio, Treasury Portfolio, Treasury Securities Portfolio and Tax-Exempt Portfolio. The Trustees hereby establish and designate the following eight classes of Shares of each Series of the Trust: Cash Management Class, Institutional Class, Institutional Select Class, Select Class, Investor Class, Administrative Class, Advisory Class and Participant Class. The Trustees may change the name of the Trust or any Series or Class without shareholder approval.

3. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

4. The undersigned hereby certify that this Amendment has been duly adopted in accordance with the provisions of the Declaration.

5. This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 25th day of September, 2019.

/s/ Frank L. Bowman Frank L. Bowman, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036	/s/ Kathleen A. Dennis Kathleen A. Dennis, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036
/s/ Nancy C. Everett Nancy C. Everett, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036	/s/ Jakki L. Haussler Jakki L. Haussler, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036
/s/ Manuel H. Johnson Dr. Manuel H. Johnson, as Trustee, and not individually c/o Johnson Smick International, Inc. 220 I St. NE, Suite 200 Washington, D.C. 20002	/s/ Joeseph J. Kearns Joseph J. Kearns, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036
/s/ Michael F. Klein Michael F. Klein, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036	/s/ Patricia Maleski Patricia Maleski, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036
/s/ Michael E. Nugent Michael E. Nugent, as Trustee, and not individually c/o Morgan Stanley Investment Management 522 Fifth Avenue New York, NY 10036	/s/ W. Allen Reed W. Allen Reed, as Trustee, and not individually c/o Perkins Coie LLP Counsel to the Independent Trustees 1155 Avenue of the Americas 22nd Floor New York, NY 10036